UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

THE TALBOTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification No.)

One Talbots Drive, Hingham, Massachusetts		02043
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, on May 30, 2012, The Talbots, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with TLB Holdings LLC, a Delaware limited liability company (“Parent”), and TLB Merger Sub Inc., a Delaware corporation (“Sub”).

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, $0.01 par value per share, of the Company (the “Shares”) for $2.75 per share, net to the holders thereof, in cash, without interest and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 15, 2012 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together with the Offer to Purchase, collectively constitute the “Offer”).

The Offer expired at 5:00 p.m., New York City time, on Thursday, August 2, 2012. Based on information provided by the Depositary to the Offer, 51,769,611 Shares were validly tendered and not properly withdrawn, which was, together with the Top-Up Shares (as defined below) and the Shares directly or indirectly owned by Parent and Sub, sufficient to satisfy the minimum tender condition of the Offer.

In accordance with the terms of the Merger Agreement, on August 3, 2012, Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to the terms and conditions of the Merger Agreement, on August 3, 2012, the Merger occurred in accordance with the Delaware “short-form” merger statute, which allows the completion of the Merger without a meeting of the stockholders of the Company, with the Company continuing as the surviving corporation in the Merger and becoming a direct wholly-owned subsidiary of Parent.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the New York Stock Exchange (the “NYSE”). Accordingly, on August 3, 2012, the Company notified the NYSE of its intent to remove the Shares from listing on the NYSE and requested that the NYSE file a delisting application with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Shares. The NYSE will file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares and the associated stock purchase rights.

In addition, on August 3, 2012, the Company notified the New York Stock Exchange MKT (the “NYSE MKT”) of its intent to remove the warrants to purchase the Shares (the “Warrants”) from listing on the NYSE MKT and requested that the NYSE MKT file a delisting application with the SEC to delist and deregister the Warrants. The NYSE MKT will file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act on Form 25 to delist and deregister the Warrants.

The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.02. Unregistered Sale of Equity Securities.

In order to complete the Merger, on August 3, 2012, pursuant to Section 1.03 of the Merger Agreement, Sub exercised its top-up option (the “Top-Up”) to purchase, and the Company issued to Sub, 48,631,399 Shares (the “Top-Up Shares”) at a price per Share equal to the Offer Price. Sub paid for the Top-Up Shares by delivery of cash and a promissory note to the Company. The Top-Up Shares, when added to the number of Shares directly or indirectly owned by

Parent and Sub at the time of exercise of the Top-Up, represented at least one Share more than 90% of the Shares outstanding (calculated on a fully diluted basis) immediately after the issuance of the Top-Up Shares. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Items 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 3.03.

At the effective time of the Merger, each remaining issued and outstanding Share not tendered into the Offer (other than the Shares held by the Company, by Parent or Sub, or by stockholders, if any, who are entitled to and properly exercise their appraisal rights under applicable Delaware law) was cancelled and converted into the right to receive an amount in cash equal to the Offer Price.

On August 2, 2012, the Company entered into Amendment No. 2 (the “Rights Amendment”) to the Rights Agreement, dated August 1, 2011, by and between the Company and Computershare Trust Company, N.A., as Rights Agent, as amended by Amendment No. 1, dated May 30, 2012 (the “Rights Agreement”). Pursuant to the terms of the Rights Amendment, the Rights Agreement was terminated as of immediately prior to the acceptance for payment by Sub of the Shares tendered into the Offer. A copy of the Rights Amendment is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.01.

As a result of the acceptance of the Shares tendered into the Offer on August 3, 2012, a change of control of the Company occurred. Upon the effective time of the Merger, the Company became a wholly-owned subsidiary of Parent. The total amount of the consideration payable in connection with the change of control transaction was approximately $175.5 million. The funds used to consummate the Offer and the Merger were from equity contributions by Sycamore Partners, L.P. and Sycamore Partners A, L.P.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, all of the directors of the Company prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the effective time of the Merger on August 3, 2012. Pursuant to the terms of the Merger Agreement, on August 3, 2012, the directors of Sub immediately prior to the effective time of the Merger, which consisted of Stefan Kaluzny and Peter Morrow, became the directors of the Company following the Merger.

Pursuant to the terms of the Separation Agreement, dated December 4, 2011, between the Company and Trudy F. Sullivan, as amended by Amendment No. 1 to the Separation Agreement, dated as of June 29, 2012, Ms. Sullivan will resign as President and Chief Executive Officer on August 4, 2012.

On August 2, 2012, the Company’s Board of Directors approved the adoption of amendments to The Talbots, Inc. Deferred Compensation Plan and The Talbots, Inc. Supplemental Savings Plan (the “Plans”), to effect the amendment and termination of the Plans (the “Amendments”) upon the earlier of the consummation of the Offer pursuant to the Merger Agreement and the consummation of the Merger. Pursuant to the Amendments, upon the consummation of the Offer, which occurred on August 3, 2012, all participants, including Trudy F. Sullivan and Richard T. O’Connell, Jr., became entitled to the distribution of their Plan accounts in the form of a lump sum payment on or shortly following the consummation of the Offer.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation (as amended, the “Amended and Restated Certificate of Incorporation”) was amended so as to read in its entirety as set forth in Exhibit A to the Merger Agreement. Also pursuant to the Merger Agreement, at the Effective Time, the Company’s by-laws (as amended, the “Amended and Restated By-Laws”) were amended and restated in their entirety to be identical to the by-laws of Sub as in effect immediately prior to the Effective Time.

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

3.1	Amended and Restated Certificate of Incorporation of The Talbots, Inc.

3.2	Amended and Restated By-Laws of The Talbots, Inc.

4.1	Amendment No. 2 to Rights Agreement, dated as of August 2, 2012, by and between The Talbots, Inc. and Computershare Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: August 3, 2012	By:	/s/ Richard T. O’Connell, Jr.
Name: Richard T. O’Connell, Jr.
Title: Executive Vice President

INDEX OF EXHIBITS

Exhibit No.

3.1	Amended and Restated Certificate of Incorporation of The Talbots, Inc.

3.2	Amended and Restated By-Laws of The Talbots, Inc.

4.1	Amendment No. 2 to Rights Agreement, dated as of August 2, 2012, by and between The Talbots, Inc. and Computershare Trust Company, N.A.